UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2019

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Sale and Purchase Agreement

As previously disclosed, on September 18, 2018, Thor Industries, Inc. (the “Company”) and Tyr Holdings GmbH & Co. AG, a wholly owned subsidiary of the Company, entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with the shareholders (the “Sellers”) of Erwin Hymer Group SE (“EHG”) for the Company to acquire all of the issued and outstanding shares of capital stock of EHG, a privately held international company and manufacturer of recreational vehicles in Europe and other locations (the “Transaction”). On February 1, 2019, the parties closed the Transaction. In connection with the closing, the parties entered into an amendment to the Purchase Agreement (the “Amendment”) to reflect the exclusion of EHG’s North American operations from the business operations acquired via the Transaction. Among other revisions to the Purchase Agreement, the Amendment (i) documented the fact that EHG sold and transferred the North American operations to be excluded from the Transaction prior to the closing, (ii) reduced the cash purchase price paid by the Company by €170 million (approximately $194 million at the exchange rate as of January 31, 2019), (iii) provided that approximately €180 million (approximately $205 million at the exchange rate as of January 31, 2019) of the cash consideration paid by the Company would be contributed by Sellers to pay down debt of EHG that would otherwise have been assumed in the Transaction and (iv) deferred the Company’s obligation to register the resale of the Company’s common stock issued to the Sellers as consideration in the transaction with the U.S. Securities & Exchange Commission under certain circumstances.

At the closing, the Company paid cash consideration of approximately €1.5 billion (approximately $1.7 billion at the exchange rate as of January 31, 2019) and issued 2,256,492 shares of the Company’s common stock to the Sellers. The Company also assumed debt of EHG and its affiliates, of approximately €315 million (approximately $359 million at the exchange rate as of January 31, 2019), a portion of which will be refinanced as of closing. As previously disclosed, the Transaction will generally be treated as having an effective date of May 31, 2018 for tax, economic, and other purposes.

Credit Agreements

On February 1, 2019, the Company entered into (a) a Term Loan Credit Agreement, among the Company, as borrower, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (the “Term Loan Credit Agreement”), and (b) an ABL Credit Agreement, among the Company, certain domestic subsidiaries of the Company (collectively with the Company, the “US Borrowers”), certain subsidiaries of EHG organized under the laws of Germany (collectively, the “German Borrowers”) and a subsidiary of EHG organized under the laws of the United Kingdom (the “UK Borrower”), the several lenders from time to time parties thereto and JPMorgan, as administrative agent (the “ABL Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”). Subject to certain exceptions, the obligations under each of the Credit Agreements are, or will be, guaranteed by each of the Company’s existing and future, direct or indirect, domestic subsidiaries. Additionally, effective as of the closing of the Transaction, subject to certain exceptions and limitations, (i) the German Borrowers will guarantee the obligations of each other German Borrower under the ABL Credit Agreement, (ii) the UK Borrower will guarantee the obligations of each of the German Borrowers under the ABL Credit Agreement and (iii) EHG and certain other non-U.S. subsidiaries of the Company will guarantee the obligations of each of the German Borrowers and the UK Borrower under the ABL Credit Agreement. The obligations of the borrowers under each Credit Agreement are secured by liens on substantially all of the assets of the Company and each of its domestic subsidiaries that are guarantors under the Credit Agreements. The obligations of the UK Borrower and the German Borrowers under the ABL Credit Agreement will additionally be secured by liens on substantially all of the assets of the non-U.S. subsidiaries of the Company that guarantee their respective obligations under the ABL Credit Agreement.

Subject to earlier termination, the Term Loan Credit Agreement matures on February 1, 2026 and the ABL Credit Agreement terminates on February 1, 2024. In connection with the closing of the Transaction, the Company borrowed an aggregate amount of approximately EUR 617.7 million, under a Euro denominated term loan, and approximately $1,386.4 million, under a United States Dollar denominated term loan, respectively, pursuant to the Term Loan Credit Agreement, and $100.0 million under the ABL Credit Agreement in order to provide funding for, among other things, the cash consideration to be paid to the EHG shareholders, the refinancing of specified existing EHG indebtedness, the refinancing of existing indebtedness of the Company, and to pay fees and expenses related to the Transaction.

The Company may, at its option, prepay any borrowings under the Term Loan Credit Agreement, in whole or in part, at any time and from time to time without premium or penalty (except in certain circumstances). Pursuant to the Term Loan Credit Agreement, the Company is required to repay the aggregate outstanding principal amount of the borrowings under the Term Loan Credit Agreement in quarterly installments on the first day of each August, November, February and May, commencing May 1, 2019, and ending with the last such day to occur prior to the maturity date, in an aggregate amount for each such date equal to the aggregate principal amount of the initial loan amount (as such amount shall be adjusted pursuant to the prepayment provisions of the Term Loan Credit Agreement) multiplied by 0.25%. In addition, the Company must make mandatory prepayments of principal under the Term Loan Credit Agreement upon the occurrence of certain specified events, including certain asset sales, debt issuances and receipt of annual cash flows in excess of certain amounts. Any remaining outstanding principal balance under the Term Loan Credit Agreement is repayable on the maturity date. Amounts repaid or prepaid by the Company with respect to the loans under the Term Loan Credit Agreement cannot be reborrowed.

The Company may add one or more incremental term loan facilities to the Term Loan Credit Agreement, subject to obtaining commitments from any participating lenders and certain other conditions. Under the Term Loan Credit Agreement, loans generally may bear interest based on EURIBOR, LIBOR or an annual base rate, as applicable, plus, in each case, an applicable margin.

The revolving credit facility under the ABL Credit Agreement has total commitments of $750.0 million. A portion of the ABL Credit Agreement of up to $75.0 million is available for the issuance of letters of credit, and a portion of the ABL Credit Agreement of up to $75.0 million is available for swingline loans. The Company may also increase commitments under the ABL Credit Agreement in an aggregate principal amount of up to $150.0 million by obtaining additional commitments from lenders, subject to obtaining commitments from any participating lenders and certain other conditions. Borrowings by the German Borrowers and the UK Borrower are also subject to an applicable sublimit.

Availability under the ABL Credit Agreement for each borrower is subject to a borrowing base based on a percentage of applicable eligible receivables and eligible inventory. Subject to certain exceptions, availability of borrowings of the US Borrowers is subject to an aggregate borrowing base of the US Borrowers, availability of borrowings of each of the German Borrowers is subject to the borrowing base of each such German Borrower and the availability of borrowings of the UK Borrower is subject to the borrowing base of the UK Borrower. Eligible receivables and eligible inventory under the applicable German borrowing base and the UK borrowing base may be counted towards the applicable borrowing base only after a lien has been perfected on those assets. The Company will continue to work towards perfecting the liens on those assets so that the availability under the borrowing bases of each of the German Borrowers and UK Borrower may be used as soon as practical after the closing of the Transaction.

Under the ABL Credit Agreement, loans generally may bear interest based on EURIBOR, LIBOR or an annual base rate, as applicable, plus, in each case, an applicable margin that is based on adjusted excess availability (as determined under the ABL Credit Agreement). Each borrower may, at its option, prepay any borrowings under the ABL Credit Agreement, in whole or in part, at any time and from time to time without premium or penalty (except in certain circumstances). Borrowings under the ABL Credit Agreement are also subject to mandatory prepayment in certain circumstances, including in the event that borrowings exceed applicable borrowing base limits.

The Credit Agreements contain certain customary representations, warranties, and covenants of the Company and its subsidiaries for the benefit of the applicable administrative agent and the applicable lenders thereunder. The ABL Credit Agreement also contains a financial covenant, which requires the Company to maintain a consolidated fixed charge coverage ratio, provided that the financial covenant under the ABL Credit Agreement is only applicable when adjusted excess availability falls below a certain threshold. The obligations under the Credit Agreements may be accelerated or the commitments terminated upon the occurrence of events of default under the Credit Agreements, which include payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to other material indebtedness, defaults arising in connection with changes in control, and other customary events of default.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Credit Agreements and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The foregoing descriptions of the Purchase Agreement, the Amendment and the Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, which was filed with the Company’s Quarterly Report on Form 10-Q for the period ending October 31, 2018, and the Amendment and Credit Agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending April 30, 2019.

Item 1.02 Termination of a Material Definitive Agreement.

On the date of the closing of the Transaction, the Company terminated the Credit Agreement, dated as of June 30, 2016, among the Company, each of the Company’s subsidiaries from time to time a party thereto, as a borrower, each of the Company’s subsidiaries from time to time party thereto, as a guarantor, each lender from time to time a party thereto, and BMO Harris Bank N.A., as administrative agent (the “Terminated Credit Agreement”), which provided an asset-based revolving line of credit in the maximum aggregate principal amount at any time outstanding of $500.0 million, subject to the terms, provisions, and limitations of the Terminated Credit Agreement. On the date of the closing of the Transaction, there was no principal or interest outstanding under the Terminated Credit Agreement. No early termination penalties were incurred by the Company in connection with the termination of the Terminated Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company’s common stock issued in the Transaction was issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a sale by an issuer not involving any public offering.

Item 7.01 Regulation FD Disclosure.

On February 1, 2019, the Company issued a press release announcing the closing of the Transaction. In addition, the Company provided certain supplementary materials available to investors on the Company’s website at http://ir.ThorIndustries.com, including a presentation and a question and answer document. Copies of the Company’s press release, the presentation, and the question and answer document are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference herein.

In accordance with general instruction B.2 to Form 8-K, the information set forth in Item 7.01 of this Form 8-K (including as incorporated by reference from Exhibits 99.1, 99.2 and 99.3) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

The financial statements and pro forma financial information with respect to the Transaction required by Item 9.01 of Form 8-K will be included in an amendment to this Form 8-K by not later than 71 calendar days after the date that the initial report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated February 1, 2019, issued by the Company.
99.2	Copy of Company presentation posted on the Company’s website on February 1, 2019
99.3	Copy of the question and answer document posted on the Company’s website on February 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: February 1, 2019	By:	/s/ Colleen Zuhl
Name: Colleen Zuhl
Title: Senior Vice President and
Chief Financial Officer